Exhibit 99.1

Fortune Brands Reports Strong First Quarter Sales and EPS Growth; Raises 2016 Annual EPS Outlook

Highlights from continuing operations demonstrating continued strong momentum:

  Q1 2016 sales increased 16 percent year-over-year to $1.1 billion
  EPS $0.35; EPS before charges/gains increased nearly 40 percent to $0.39
  Company increases full-year 2016 EPS before charges/gains to $2.50 - $2.60 on sales growth of 10 - 12 percent

DEERFIELD, Ill.--(BUSINESS WIRE)--April 20, 2016--Fortune Brands Home & Security, Inc. (NYSE: FBHS), an industry-leading home and security products company, today announced first quarter 2016 results from continuing operations and increased its 2016 annual outlook for earnings per share.

“We drove strong sales and profit gains in the first quarter as the home products market continued to grow at the pace that we had planned and we remained focused on driving profitable growth in all channels,” said Chris Klein, chief executive officer, Fortune Brands. “Based on our solid first quarter performance and recent share repurchases, we are increasing our full year EPS outlook.”

First Quarter 2016

For the first quarter of 2016, sales were $1.1 billion, an increase of 16 percent over the first quarter of 2015. Earnings per share were $0.35, compared to $0.25 in the prior-year quarter. EPS before charges/gains were $0.39, compared to $0.28 the same quarter last year. Operating income was $95.5 million, compared to $67.3 million in the prior-year quarter. Operating income before charges/gains was $104.6 million, compared to $73.2 million the same quarter last year, up 43 percent.

“In the first quarter, sales increased 20 percent for our U.S. home products businesses. Operating margin before charges/gains for the total company grew significantly by 180 basis points to 9.5 percent, with solid performance across all operating segments,” Klein said.

For each segment in the first quarter of 2016, compared to the prior-year quarter:

  Cabinet sales increased 34 percent from the prior year and 12 percent excluding the impact of the Norcraft acquisition. Sales gains were strong across all channels and segment operating margin before charges/gains doubled to 6.8 percent.
  Plumbing sales increased 2 percent. Excluding the negative impact of currency and channel inventory reductions, sales increased approximately 6 percent.
  Door sales were up 13 percent with growth in both the wholesale and retail channels.
  Security sales increased 1 percent. Excluding the negative impact of currency and exited product lines, sales increased approximately 3.5 percent.

The company also repurchased more than 7.6 million shares for approximately $363 million during the quarter. The share repurchases positively impacted first quarter EPS by $0.01 and could provide an incremental $0.06 and $0.02 of EPS respectively for the full years 2016 and 2017. “At an average price of $47.43 we already see a significant return on the first quarter share repurchases,” said Lee Wyatt, chief financial officer. “Cash was $254 million and net debt to EBITDA was 2.0 times at the end of the quarter, giving us substantial flexibility to continue to create incremental shareholder value.”

Annual Outlook for 2016

The Company’s 2016 annual outlook continues to be based on a U.S. home products market growth assumption of 6 to 7 percent and an assumption of 5 to 6 percent growth for our total global market. Based on the Company’s expectation to continue outperforming the market and incremental sales from the Norcraft acquisition, the Company expects full-year 2016 sales growth in the range of 10 to 12 percent.

The Company increased its expectations for EPS before charges/gains to be in the range of $2.50 to $2.60, which compares to 2015 EPS before charges/gains of $2.07. The EPS expectation includes $0.06 positive impact from recent share repurchases and $0.02 from stronger than expected first quarter results.

“Our teams are off to a strong start to the year and we have increased our EPS outlook,” said Klein. “As we expected, the demand for home products remains strong and we continue to grow faster than our market. We also remain sharply focused on driving incremental shareholder value with our cash flow and balance sheet. We have again taken advantage of the opportunity to repurchase our shares at very attractive prices and are busy evaluating a healthy pipeline of potential acquisitions.”

The Company expects to generate free cash flow of approximately $350 - $375 million for the full year 2016.

About Fortune Brands

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, Ill., creates products and services that help fulfill the dreams of homeowners and help people feel more secure. The Company’s trusted brands include MasterBrand cabinets, Moen faucets, Therma-Tru entry door systems, and Master Lock and SentrySafe security products. Fortune Brands holds market leadership positions in all of its segments. Fortune Brands is part of the S&P MidCap 400 Index. For more information, please visit www.FBHS.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding business strategies, market potential, future financial performance, the potential of our categories and brands, potential effects of past actions on future performance, the impact of acquisitions and integrations, expected free cash flow and sales growth and other matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “outlook,” “look,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including but not limited to: (i) our reliance on the North American home improvement, repair and new home construction activity levels, (ii) the North American and global economies, (iii) risk associated with entering into potential strategic acquisitions and integrating acquired companies, (iv) our ability to remain competitive, innovative and protect our intellectual property, (v) our reliance on key customers and suppliers, (vi) the cost and availability associated with our supply chains and the availability of raw materials, (vii) risk of increases in our postretirement benefit-related costs and funding requirements, (viii) compliance with tax, environmental and federal, state, and international laws and industry regulatory standards, and (ix) the risk of doing business internationally. These and other factors are discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains, plumbing sales excluding the impact of currency and channel inventory reductions, security sales excluding the impact of currency and exited product lines, operating income before charges/gains, net debt to EBITDA, operating margin and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2016	2015	% Change
Net Sales (GAAP)
Cabinets	$550.0	$411.1	34
Plumbing	338.6	333.6	2
Doors	94.3	83.2	13
Security	123.6	122.9	1
Total Net Sales	$1,106.5	$950.8	16

Operating Income(loss) Before Charges/Gains (a)
Cabinets	$37.5	$13.9	170
Plumbing	71.9	64.9	11
Doors	4.2	(1.2)	450
Security	11.5	9.9	16
Corporate:
General and administrative expense	(21.3)	(15.9)	(34)
Defined benefit plan income (b)	0.8	1.6	(50)
Total Corporate Expenses	(20.5)	(14.3)	(43)

Total Operating Income Before Charges/Gains	$104.6	$73.2	43

Earnings Per Share Before Charges/Gains (c)
Diluted - Continuing Operations	$0.39	$0.28	39

EBITDA Before Charges/Gains (d)	$135.7	$95.5	42

(a) (b) (c) (d) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEET (GAAP)
(In millions)
(Unaudited)

	March 31,	December 31,
	2016	2015

Assets
Current assets
Cash and cash equivalents	$253.6	$238.5
Accounts receivable, net	525.5	502.6
Inventories	597.9	555.6
Other current assets	104.3	121.3
Total current assets	1,481.3	1,418.0

Property, plant and equipment, net	635.7	627.9
Goodwill	1,757.8	1,755.3
Other intangible assets, net of accumulated amortization	993.3	996.7
Other assets	74.7	77.8
Total assets	$4,942.8	$4,875.7

Liabilities and Equity
Current liabilities
Notes payable to banks	$2.8	$0.8
Accounts payable	364.1	344.2
Other current liabilities	318.0	412.9
Total current liabilities	684.9	757.9

Long-term debt	1,619.2	1,168.7
Deferred income taxes	177.6	201.7
Other non-current liabilities	291.3	293.6
Total liabilities	2,773.0	2,421.9

Stockholders' equity	2,168.1	2,450.9
Noncontrolling interests	1.7	2.9
Total equity	2,169.8	2,453.8
Total liabilities and equity	$4,942.8	$4,875.7

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Operating Activities
Net income	$55.7	$40.3
Depreciation and amortization	30.8	24.0
Recognition of actuarial losses	0.9	-
Deferred taxes	(25.1)	7.5
Other noncash items	8.5	6.6
Changes in assets and liabilities, net	(91.2)	(145.1)
Net cash provided by operating activities	$(20.4)	$(66.7)

Investing Activities
Capital expenditures, net of proceeds from asset sales	$(43.8)	$(24.3)
Cost of acquisitions, net of cash	-	(6.3)
Net cash used by investing activities	$(43.8)	$(30.6)

Financing Activities
Increase in debt, net	$451.1	$90.0
Proceeds from the exercise of stock options	4.9	8.9
Treasury stock purchases	(362.7)	(0.4)
Dividends to stockholders	(24.4)	(22.3)
All other, net	4.6	14.2
Net cash provided by (used in) financing activities	$73.5	$90.4

Effect of foreign exchange rate changes on cash	5.8	(5.6)

Net increase (decrease) in cash and cash equivalents	$15.1	$(12.5)
Cash and cash equivalents at beginning of period	238.5	191.9
Cash and cash equivalents at end of period	$253.6	$179.4

FREE CASH FLOW	Three Months Ended March 31,		2016 Full Year
	2016	2015	Approximation

Free Cash Flow*	$(59.3)	$(82.1)	$350.0 - 375.0
Add:
Capital expenditures	43.8	24.6	140.0 - 150.0
Less:
Proceeds from the sale of assets	-	0.3	2.0
Proceeds from the exercise of stock options	4.9	8.9	20.0
Cash Flow From Operations (GAAP)	$(20.4)	$(66.7)	$468.0 - 503.0

* Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less net capital expenditures (capital expenditures less proceeds from the sale of assets including property, plant and equipment) plus proceeds from the exercise of stock options. Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONSOLIDATED STATEMENT OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2016	2015	% Change

Net Sales	$1,106.5	$950.8	16

Cost of products sold	728.7	633.9	15

Selling, general
and administrative expenses	270.2	241.4	12

Amortization of intangible assets	6.5	3.5	86

Restructuring charges	5.6	4.7	19

Operating Income	95.5	67.3	42

Interest expense	11.8	3.4	247

Other (income)/ expense, net	(0.3)	1.7	(118)

Income from continuing operations before income taxes	84.0	62.2	35

Income taxes	28.3	21.3	33

Income from continuing operations, net of tax	$55.7	$40.9	36

Loss from discontinued operations, net of tax	-	(0.6)	100

Net income	$55.7	$40.3	38

Less: Noncontrolling interests	-	0.3	(100)

Net income attributable to
Fortune Brands Home & Security	$55.7	$40.0	39

Earnings Per Common Share, Diluted:
Net Income from continuing operations	$0.35	$0.25	40

Diluted Average Shares Outstanding	158.5	162.6	(3)

DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION

For the first quarter of 2016, diluted EPS before charges/gains is income from continuing operations, net of tax and including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $8.2 million ($5.6 million after tax or $0.04 per diluted share) of net restructuring and other charges, the impact of expense from actuarial losses associated with our defined benefit plans of $0.9 million ($0.6 million after tax) and a tax item of $0.3 million.

For the first quarter of 2015, diluted EPS before charges/gains is income from continuing operations, net of tax and including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $5.9 million ($3.9 million after tax or $0.02 per diluted share) of net restructuring and other charges and a tax item of $1.3 million ($0.01 per diluted share).

	Three Months Ended March 31,
	2016	2015	% Change

Earnings Per Common Share - Diluted
Diluted EPS Before Charges/Gains - Continuing Operations (c)	$0.39	$0.28	39

Restructuring and other charges	(0.04)	(0.02)	(100)
Defined benefit plan actuarial gains/(losses)	-	-	-
Tax item	-	(0.01)	100

Diluted EPS - Continuing Operations	$0.35	$0.25	40

RECONCILIATION OF FULL YEAR 2016 EARNINGS GUIDANCE TO GAAP

For the full year, the Company is targeting diluted EPS before charges/gains from continuing operations to be in the range of $2.50 to $2.60 per share. On a GAAP basis, the Company is targeting diluted EPS from continuing operations to be in the range of $2.39 to $2.49 per share. The Company's GAAP basis EPS range assumes the Company incurs no actuarial gains or losses associated with its defined benefit plans.

(c) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF FULL YEAR 2015 DILUTED EPS BEFORE CHARGES/GAINS TO GAAP DILUTED EPS FROM CONTINUING OPERATIONS
(unaudited)

For the twelve months ended
December 31, 2015

Diluted EPS Before Charges/Gains* (c)	$2.07

Restructuring and other charges	(0.10)
Norcraft transaction costs(e)	(0.08)
Defined benefit plan actuarial losses	(0.01)

Diluted EPS - Continuing Operations	$1.88

* For the year ended December 31, 2015, diluted EPS before charges/gains is income from continuing operations, net of tax and including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $22.7 million ($16.3 million after tax or $0.10 per diluted share) of restructuring and other charges, transaction costs related to the acquisition of Norcraft of $17.1 million ($13.4 million after tax or $0.08 per diluted share), the impact of expense from actuarial losses associated with our defined benefit plans of $2.5 million ($1.6 million after tax or $0.01 per diluted share) and a charge related to a tax item of $0.2 million.

(c) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(Unaudited)

RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO EBITDA BEFORE CHARGES/GAINS

	Three Months Ended March 31,
	2016	2015	% Change

Income from continuing operations, net of tax	$55.7	$40.9	36

Depreciation	$24.3	$20.5	19
Amortization of intangible assets	6.5	3.5	86
Restructuring and other charges	8.2	5.9	39
Interest expense	11.8	3.4	247
Defined benefit plan actuarial losses	0.9	-	100
Income taxes	28.3	21.3	33

EBITDA BEFORE CHARGES/GAINS (d)	$135.7	$95.5	42

CALCULATION OF NET DEBT-TO-EBITDA BEFORE CHARGES/GAINS RATIO

As of March 31, 2016
Notes payable to banks *			2.8
Long-term debt *			1,619.2
Total debt			1,622.0
Less:
Cash and cash equivalents *			253.6
Net debt (1)			1,368.4
For the twelve months ended March 31, 2016
EBITDA before charges/gains (2) (d)			689.4

Net debt-to-EBITDA before charges/gains ratio (1/2)			2.0

* Amounts are per the unaudited Condensed Consolidated Balance Sheet as of March 31, 2016.

	Nine Months Ended	Three Months	Twelve Months
	December 31,	Ended March 31,	Ended March 31,
	2015	2016	2016

Income from continuing operations, net of tax	$265.6	$55.7	$321.3

Depreciation	$73.0	$24.3	$97.3
Amortization of intangible assets	18.1	6.5	24.6
Restructuring and other charges	17.9	8.2	26.1
Interest expense	28.5	11.8	40.3
Norcraft transaction costs (e)	16.0	-	16.0
Defined benefit plan actuarial losses	2.5	0.9	3.4
Income taxes	132.1	28.3	160.4

EBITDA BEFORE CHARGES/GAINS (d)	$553.7	$135.7	$689.4

(d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Three Months Ended March 31,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments
		Restructuring	Defined benefit		Before
	GAAP	and other	plan actuarial	Tax Item	Charges/Gains
	(unaudited)	charges	losses		(Non-GAAP)

2016	FIRST QUARTER

Net Sales	$1,106.5	-	-	-

Cost of products sold	728.7	(2.5)	(0.6)	-
Selling, general & administrative expenses	270.2	(0.1)	(0.3)	-
Amortization of intangible assets	6.5	-	-	-
Restructuring charges	5.6	(5.6)	-	-

Operating Income	95.5	8.2	0.9	-	104.6

Interest expense	11.8	-	-	-
Other income, net	(0.3)	-	-	-
Income from continuing operations before income taxes	84.0	8.2	0.9	-	93.1

Income taxes	28.3	2.6	0.3	(0.3)

Income from continuing operations, net of tax	$55.7	5.6	0.6	0.3	$62.2

Income from discontinued operations	-	-	-	-

Net Income	55.7	-	-	-

Less: Noncontrolling interests	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$55.7	5.6	0.6	0.3	$62.2

Income from continuing operations, net of tax
less noncontrolling interests	$55.7	5.6	0.6	0.3	$62.2

Diluted Average Shares Outstanding	158.5				158.5

Diluted EPS - Continuing Operations	0.35				0.39

2015

Net Sales	$950.8	-	-	-

Cost of products sold	633.9	(0.1)	-	-
Selling, general & administrative expenses	241.4	(1.1)	-	-
Amortization of intangible assets	3.5	-	-	-
Restructuring charges	4.7	(4.7)	-	-

Operating Income	67.3	5.9	-	-	73.2

Interest expense	3.4	-	-	-
Other expense, net	1.7	-	-	-
Income from continuing operations before income taxes	62.2	5.9	-	-	68.1

Income taxes	21.3	2.0	-	(1.3)

Income from continuing operations, net of tax	$40.9	3.9	-	1.3	$46.1

Loss from discontinued operations	(0.6)	-	-	-

Net Income	40.3	-	-	-

Less: Noncontrolling interests	0.3	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$40.0	3.9	-	1.3	$45.2

Income from continuing operations, net of tax
less noncontrolling interests	$40.6	3.9	-	1.3	$45.8

Diluted Average Shares Outstanding	162.6				162.6

Diluted EPS - Continuing Operations	0.25				0.28

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2016	2015	% Change
Net Sales (GAAP)
Cabinets	$550.0	$411.1	34
Plumbing	338.6	333.6	2
Doors	94.3	83.2	13
Security	123.6	122.9	1
Total Net Sales	$1,106.5	$950.8	16

Operating Income (loss)
Cabinets	$35.7	$13.0	175
Plumbing	71.5	63.8	12
Doors	4.2	(1.2)	450
Security	5.6	8.0	(30)
Corporate:
General and administrative expense	(21.4)	(17.9)	(20)
Defined benefit plan income/(expense) (1)	(0.1)	1.6	(106)
Total Corporate expenses	(21.5)	(16.3)	(32)

Total Operating Income (GAAP)	$95.5	$67.3	42

OPERATING INCOME BEFORE CHARGES/GAINS RECONCILIATION

Operating Income (loss) Before Charges/Gains (a)
Cabinets	$37.5	$13.9	170
Plumbing	71.9	64.9	11
Doors	4.2	(1.2)	450
Security	11.5	9.9	16
Corporate:
General and administrative expense	(21.3)	(15.9)	(34)
Defined benefit plan income (b)	0.8	1.6	(50)
Total Corporate expenses	(20.5)	(14.3)	(43)

Total Operating Income Before Charges/Gains (a)	104.6	73.2	43
Restructuring and other charges (2) (3)	(8.2)	(5.9)	(39)
Defined benefit plan actuarial losses (4)	(0.9)	-	(100)
Total Operating Income (GAAP)	$95.5	$67.3	42

(1) Corporate expenses as derived in accordance with GAAP include the components of defined benefit plan expense other than service cost including actuarial gains and losses.

(2) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(3) "Other charges" represent charges or gains directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines, accelerated depreciation resulting from the closure of facilities, and gains or losses on the sale of previously closed facilities.

(4) Represents actuarial gains or losses associated with our defined benefit plans. Actuarial gains or losses in a period represent the difference between actual and actuarially assumed experience, principally related to liability discount rates and plan asset returns, as well as other actuarial assumptions including compensation rates, turnover rates, and health care cost trend rates. The Company recognizes actuarial gains or losses immediately in operating income to the extent they cumulatively exceed a “corridor.” The corridor is equal to the greater of 10% of the fair value of plan assets or 10% of a plan’s projected benefit obligation. Actuarial gains or losses are determined at required remeasurement dates which occur at least annually in the fourth quarter. Remeasurements due to plan amendments and settlements may also occur in interim periods during the year. Our operating income before charges/gains reflects our expected rate of return on pension plan assets which in a given period may materially differ from our actual return on plan assets. Our liability discount rates and plan asset returns are based upon difficult to predict fluctuations in global bond and equity markets that are not directly related to the Company’s business. We believe that the exclusion of actuarial gains or losses from operating income before charges/gains provides investors with useful supplemental information regarding the underlying performance of the business from period to period that may be considered in conjunction with our operating income as measured on a GAAP basis. We present this supplemental information because such actuarial gains or losses may create volatility in our operating income that does not necessarily have an immediate corresponding impact on operating cash flow or the actual compensation and benefits provided to our employees. The table below sets forth additional supplemental information on the Company’s historical actual and expected rate of return on plan assets, as well as discount rates used to value its defined benefit obligations:

($ In millions)
	Year Ended			Year Ended
	December 31, 2015			December 31, 2014
	%	$		%	$
Actual return on plan assets	(2.1)%	($18.2)		9.8%	$52.0
Expected return on plan assets	6.8%	40.2		7.4%	42.2
Discount rate at December 31:
Pension benefits	4.6%			4.2%
Postretirement benefits	4.1%			3.5%

(a) (b) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(unaudited)

RECONCILIATION OF SEGMENT OPERATING INCOME BEFORE CHARGES/GAINS TO GAAP OPERATING INCOME

	For the three month period ended
	March 31, 2016	March 31, 2015	$ change	% change
CABINETS
Operating income before charges/gains(a)	$37.5	$13.9	$23.6	170
Restructuring charges (1)	(1.8)	(0.9)	(0.9)	(100)
Operating income (GAAP)	$35.7	$13.0	$22.7	175

PLUMBING
Operating income before charges/gains(a)	$71.9	$64.9	$7.0	11
Restructuring charges (1)	(0.4)	(0.9)	0.5	56
Other charges (2)
Cost of products sold	-	(0.2)	0.2	100
Operating income (GAAP)	$71.5	$63.8	$7.7	12

DOORS
Operating income (loss) before charges/gains (a)	$4.2	$(1.2)	$5.4	450
Operating income (GAAP)	$4.2	$(1.2)	$5.4	450

SECURITY
Operating income before charges/gains(a)	$11.5	$9.9	$1.6	16
Restructuring charges (1)	(3.4)	(1.9)	(1.5)	(79)
Other charges (2)
Cost of products sold	(2.5)	-	(2.5)	(100)
Operating income (GAAP)	$5.6	$8.0	$(2.4)	(30)

CORPORATE
General and administrative expense before charges/gains	$(21.3)	$(15.9)	$(5.3)	(33)
Restructuring charges (1)	-	(0.9)	0.9	100
Other charges (2)
Selling, general and administrative expenses	(0.1)	(1.1)	-	91
General and administrative expense (GAAP)	(21.4)	(17.9)	(3.4)	(19)

Defined benefit plan income before actuarial gains/(losses)	0.8	1.6	-	(53)
Defined benefit plan actuarial losses (3)	(0.9)	-	(0.9)	(100)
Defined benefit plan income/(expense) (GAAP)	(0.1)	1.6	(1.8)	(108)

Total Corporate expense (GAAP)	$(21.5)	$(16.3)	$(8.8)	(32)

(1) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(2) "Other charges" represent charges or gains directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines, accelerated depreciation resulting from the closure of facilities, and gains or losses on the sale of previously closed facilities. For Corporate, other charges incurred represent external costs directly related to the acquisition of Norcraft and primarily include expenditures for banking, legal, accounting and other similar services.

(3) Represents actuarial gains or losses associated with our defined benefit plans. Actuarial gains or losses in a period represent the difference between actual and actuarially assumed experience, principally related to liability discount rates and plan asset returns, as well as other actuarial assumptions including compensation rates, turnover rates, and health care cost trend rates. The Company recognizes actuarial gains or losses immediately in operating income to the extent they cumulatively exceed a “corridor.” The corridor is equal to the greater of 10% of the fair value of plan assets or 10% of a plan’s projected benefit obligation. Actuarial gains or losses are determined at required remeasurement dates which occur at least annually in the fourth quarter. Remeasurements due to plan amendments and settlements may also occur in interim periods during the year. Our operating income before charges/gains reflects our expected rate of return on pension plan assets which in a given period may materially differ from our actual return on plan assets. Our liability discount rates and plan asset returns are based upon difficult to predict fluctuations in global bond and equity markets that are not directly related to the Company’s business. We believe that the exclusion of actuarial gains or losses from operating income before charges/gains provides investors with useful supplemental information regarding the underlying performance of the business from period to period that may be considered in conjunction with our operating income as measured on a GAAP basis. We present this supplemental information because such actuarial gains or losses may create volatility in our operating income that does not necessarily have an immediate corresponding impact on operating cash flow or the actual compensation and benefits provided to our employees. The table below sets forth additional supplemental information on the Company’s historical actual and expected rate of return on plan assets, as well as discount rates used to value its defined benefit obligations:

($ In millions)
	Year Ended			Year Ended
	December 31, 2015			December 31, 2014
	%	$		%	$
Actual return on plan assets	(2.1)%	($18.2)		9.8%	$52.0
Expected return on plan assets	6.8%	40.2		7.4%	42.2
Discount rate at December 31:
Pension benefits	4.6%			4.2%
Postretirement benefits	4.1%			3.5%

(a) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN NET SALES EXCLUDING NORCRAFT TO PERCENTAGE CHANGE IN NET SALES (GAAP)
(Unaudited)

Three Months Ended March 31, 2016

CABINETS
Percentage change in Net Sales excluding Norcraft	12%
Norcraft Net Sales	22%
Percentage change in Net Sales (GAAP)	34%

Net sales excluding Norcraft is net sales derived in accordance with GAAP excluding Norcraft. Management uses this measure to evaluate the overall performance of the Cabinets segment and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
BEFORE CHARGES/GAINS OPERATING MARGIN TO GAAP OPERATING MARGIN
(Unaudited)

	Three Months Ended March 31,
	2016	2015	Change

CABINETS
Before Charges/Gains Operating Margin	6.8%	3.4%	340 bps
Restructuring & Other Charges	(0.3%)	0.2%
GAAP Operating Margin	6.5%	3.2%	330 bps

FBHS
Before Charges/Gains Operating Margin	9.5%	7.7%	180 bps
Restructuring & Other Charges	(0.7%)	(0.6%)
Defined benefit plan actuarial losses	(0.2%)	-
GAAP Operating Margin	8.6%	7.1%	150 bps

Before charges/gains operating margin is operating margin derived in accordance with GAAP excluding restructuring and other charges, and for FBHS, Norcraft transaction costs and the impact of expense from actuarial losses associated with our defined benefit plans. Before charges/gains operating margin is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN NET SALES EXCLUDING THE IMPACT OF CURRENCY IN Q1 2016, THE IMPACT OF NET CHANNEL INVENTORY REDUCTIONS AND THE IMPACT OF EXITING PRODUCT LINES TO PERCENTAGE CHANGE IN NET SALES (GAAP)
(Unaudited)

Three months ended
March 31, 2016

% change
PLUMBING
Percentage change in Net Sales excluding the impact of currency Q1 2016 and the impact of net channel inventory reductions	6%
Impact of currency in Q1 2016	(2%)
Impact of net channel inventory reductions	(2%)
Percentage change in Net Sales (GAAP)	2%

SECURITY
Percentage change in Net Sales excluding the impact of currency Q1 2016 and the impact of exiting product lines	3.5%
Impact of currency in Q1 2016	(1.0%)
Impact of exit of product lines	(1.5%)
Percentage change in Net Sales (GAAP)	1.0%

Net sales excluding the impact of currency in Q1 2016, the impact of net channel inventory reductions and the impact of exiting product lines is net sales derived in accordance with GAAP excluding the impact of currency, net channel inventory reductions and exiting product lines in the first quarter of 2016. Management uses this measure to evaluate the overall performance of FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

Definitions of Terms: Non-GAAP Measures

(a) Operating income before charges/gains is operating income derived in accordance with GAAP excluding restructuring and other charges, the impact of income, expense from actuarial gains or losses associated with our defined benefit plans and a tax item. Operating income before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Defined benefit plan income includes the components of defined benefit plan expense other than service costs. It further excludes actuarial gains or losses.

(c) Diluted EPS before charges/gains is income from continuing operations, net of tax, less noncontrolling interests calculated on a diluted per-share basis excluding restructuring and other charges, Norcraft transaction related expenses, the impact of income, a tax item and expense from actuarial gains or losses associated with our defined benefit plans. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(d) EBITDA before charges/gains is income from continuing operations, net of tax, derived in accordance with GAAP excluding the following impacts on income from continuing operations, net of tax: restructuring and other charges, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, depreciation, amortization of intangible assets, interest expense, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(e) Represents external costs directly related to the acquisition of Norcraft and primarily includes expenditures for banking, legal, accounting and other similar services. In addition, it includes the impact of expense related to our estimated purchase accounting inventory step-up.

CONTACT:
Fortune Brands Home & Security, Inc.
Investor and Media Contact:
Brian Lantz, 847-484-4574
brian.lantz@FBHS.com